EX-99.A
PRESS RELEASE DATED JANUARY 3, 2000

                                    EXHIBIT A

FOR IMMEDIATE RELEASE

SPATIALIZER AUDIO LABORATORIES, INC.
Corporate Contact:   Henry R. Mandell, Interim Chief Executive Officer
                     Tel 818.227.3370

WWW Site:            http://www.spatializer.com

                   SPATIALIZER COMPLETES $2 MILLION FINANCING
                        AND DEBT TO EQUITY RESTRUCTURING

$1 MILLION PRIVATE PLACEMENT OF COMMON STOCK AT NO DISCOUNT AND CONVERSION OF $1
  MILLION SHORT TERM DEBT TO NEW SERIES B PREFERRED STOCK ELIMINATES NEGATIVE
                   WORKING CAPITAL AND SHAREHOLDERS' DEFICIT

                       NEW LIQUIDITY CONCLUDES TURNAROUND
                   AND POSITIONS THE COMPANY FOR FUTURE GROWTH

WOODLAND HILLS, Calif., Jan. 3. 2000 -- Spatializer Audio Laboratories (OTC Bulletin Board: SPAZ - news) announced today that it has completed the placement of $1 million of common stock, at no discount and the conversion of $1 million of short-term debt to new Series B Redeemable Convertible Preferred Stock. This new equity significantly strengthens the balance sheet, restores working capital and shareholder's equity, and the resulting liquidity will allow the Company to emerge from its turnaround mode and to aggressively pursue growth.

The private placement of $1,050,000 of common stock was completed at no discount to market. The institutional investors include entities who participated in the April 1998 financing as well as new investors. The investors will receive two warrants to purchase the Company's common stock for each dollar invested, exercisable at 120% of the ten day average closing bid price prior to closing of the financing. In addition, the two institutional investors in the current financing who also participated in the April 1998 financing have cancelled the warrants issued to them in the April 1998 financing. The Company has agreed to promptly file a registration statement under Form S-3 with the Securities and Exchange Commission to register both the common stock and warrants for resale.

The participants in the restructuring of $1 Million of short-term 10% Notes have agreed to convert these notes into new 10% Series B Redeemable Convertible Preferred Stock. The new series will be convertible after one year into restricted common stock at a 10% discount to market, based on the ten day average closing bid price immediately prior to conversion. The conversion price has a floor equal to the ten-day average closing bid price prior to the restructuring, with a maximum conversion price of 200% of the floor price. The preferred stock is redeemable in cash in whole or in part solely at the Company's option over the next three years. The common stock underlying the preferred stock will not be registered, and therefore the sale of such securities will be subject to volume and holding restrictions under Rule 144.

In a concurrent, but separate transaction, the holder of the Company's $225,000 of secured short term 10% notes has restructured them into Secured Long Term Convertible Debt. The Company may repay the debt, in whole or in part, at any time with no penalty. The debt is convertible at either the Holder's or Company's option into registered common stock at no discount to market, based on the ten day average closing bid price immediately prior to conversion. The conversion price has a floor equal to the ten-day average closing bid price prior to the restructuring, with a maximum conversion price of 200% of the floor price. The maximum number of shares, which may arise from such conversion, will be included in the registration statement to be filed by the Company. The Company will also seek shareholder approval at its annual shareholder's meeting planned for early 2000, to increase the authorized common stock of the Company from 50 million to 65 million to cover the common stock underlying the preferred stock and the convertible long term debt, and to allow flexibility for any additional financing over the next few years.

"This new equity financing and financial restructuring is the culmination of extraordinary efforts put forth by the management, employees and the Board of Directors of the Company over these past fifteen months," stated Henry R. Mandell, interim CEO of Spatializer Audio Laboratories, Inc. "This is the final piece of our turnaround and recovery strategy. We all share a great sense of satisfaction that we were able to achieve this watershed event, while at the same time significantly extending our market presence, establishing profitability and creating shareholder value even during this difficult turnaround period."

Mr. Mandell continued, "In our public filings over the past year, we have made it clear that the Company needed additional working capital to succeed. However, we have diligently sought a financing structure that minimized dilution, placed any new equity with responsible investors and did not disrupt market equilibrium, while at the same time, provided the Company with the resources it needed to vigorously move forward. I believe that we have succeeded in structuring such a transaction. Interest in this placement exceeded our expectations, but we limited the investment to an amount that we felt was commensurate with our needs. The common shares were sold at no discount to market, with an appropriate pricing floor and ceiling. These actions were specifically devised to minimize potential dilution. While we were able to broaden the shareholder base by attracting two new institutional investors, we were pleased when existing shareholders stepped forward to participate. The new preferred stock cannot be converted into common stock for at least one year. Both the new preferred stock and the new long-term debt are redeemable, at the Company's option, as cash flow permits. These features were designed to achieve our objective of maintaining market equilibrium for our shareholders. Finally, with the operating expense restructuring we effected in late 1998, combined with new sources of revenue generated in 1999, the Company anticipates to be able to use the new funding for working capital to fund expanded research and development and sales efforts, rather than to fund losses."

"In conclusion", stated Mr. Mandell," this comprehensive financial restructuring closes the final chapter on the past, and begins a new chapter in the Company's future. Our technology is highly regarded and our relationships with industry leaders such as Apple Computer, Matsushita, Toshiba and C-Cube speak for themselves. We are in the midst of a digital audio revolution. As a world leader in providing digital and virtual audio solutions, Spatializer is well positioned at the forefront of this revolution. Now that we are properly financed, and no longer handicapped, we intend and expect to compete intensely and capitalize on these opportunities. We are truly excited by these prospects."

Spatializer Audio Laboratories, Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio, video and DVD products from global brand leaders including Toshiba, JVC, Panasonic, Hitachi, Mitsubishi, Samsung, Sanyo, Goldstar, Emerson, Zenith and Proton and in PC multimedia systems and peripherals from Apple, Dell, Gateway, Hewlett Packard, Sony, Fujitsu, Seiko-Epson, NEC, Micron and Labtec.

Spatializer stock is traded on the OTC Bulletin Board under the symbol "SPAZ." The company is headquartered in Woodland Hills, Calif. and has marketing, engineering and R&D facilities in Santa Clara, Calif. and Tokyo. Further information may be obtained from Spatializer's SEC filings, Web-site (www.spatializer.com) or by contacting the company directly.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward looking statements, including Mr. Mandell's quotes in paragraphs five, six and seven which are subject to a variety of risks and uncertainties.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's financial goals will be realized. Numerous uncertainties and risk factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. These uncertainties and risk factors include, but are not limited to dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, successful consummation of transactions in negotiation, dependence on product shipments of third-party licensees, competition and pricing pressures, the timing and realizable value of the MDT technology and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Notices: Spatializer(R) is a registered trademark of Spatializer Audio Laboratories. Copyright (C) 2000 Spatializer Audio Laboratories, Inc.


                                       7